UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 15, 2007 (May 15, 2007)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2007, Barnes & Noble, Inc. issued a press release announcing that its Board of Directors authorized a new share repurchase program of up to $400 million. Purchases may be made in the open market and in privately negotiated transactions from time to time and in such amounts as management deems appropriate. This new share repurchase program is in addition to the $200 million share repurchase program announced on September 16, 2005, of which approximately $27 million remains available.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
99.1	Press Release of Barnes & Noble, Inc., dated May 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer

Date: May 15, 2007

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Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Barnes & Noble Inc., dated May 15, 2007

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